UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2016

Reign Sapphire Corporation

(State or other jurisdiction of incorporation)

Delaware	333-204486	47-2573116
(State or other jurisdiction	(Commission file Number)	(IRS Employer
of incorporation)		Identification No.)

9465 Wilshire Boulevard, Beverly Hills, CA	90212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 457-3772

____________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Item 1.01 Entry into a Material Definitive Agreement.

On December 1, 2016, Reign Brands, Inc., a subsidiary of Reign Sapphire Corporation, entered into an Asset Purchase Agreement (the “Agreement”) with Coordinates Collection, Inc. (“CCI”) and FD9 Group, B.V., whereby Reign Brands, Inc. acquired substantially all of the operating assets of CCI (the “Acquisition”). On December 1, 2016 (the “Closing Date”), the parties executed the Asset Purchase Agreement and the final exhibits, and Reign Sapphire Corporation transferred the equity portion of the purchase price as described in the Agreement, thereby closing the transaction.

Upon the closing of the Acquisition, Reign Brands, Inc. received substantially all of the operating assets of CCI, consisting of inventory, fixed assets and intellectual property in exchange for an aggregate of 7,000,000 shares of Reign Sapphire Corporation common stock, a cash payment of $500,000 contingent upon a future offering, and earn out payments for various sales of products. The shares of Common Stock to be issued pursuant to the Acquisition will be restricted under Rule 144. The Acquisition was subject to customary closing conditions. A copy of Asset Purchase Agreement and the closing documents, including the Assignment and Assumption Agreement, Bill of Sale, Confidentiality and Proprietary Rights Agreement and IP Assignment Agreement, all dated December 1, 2016 are included as part of this Form 8-K and are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 respectively.

As part of the Acquisition, Reign Sapphire Corporation created a wholly owned subsidiary, Reign Brands, Inc., which is a Delaware corporation, and shall act as the operating entity for the acquired CCI assets.

The Company intends to file the financial statements of CCI in an amendment to this Current Report on Form 8-K no later than 71 days from the Closing Date. The foregoing description of the Acquisition and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement and closing documents, which are incorporated herein by reference.

The shares of Reign Sapphire Corporation common stock to be issued in connection with the Acquisition will not be registered under the Securities Act, and were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Certificates representing these shares will contain a legend stating the restrictions applicable to such shares.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

The securities described above will be issued in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and in our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit
Number	Description

10.1	Asset Purchase Agreement dated December 1, 2016.

10.2	Assignment and Assumption Agreement.

10.3	Bill of Sale.

10.4	Confidentiality and Proprietary Rights Agreement.

10.5	Intellectual Property Assignment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REIGN SAPPHIRE CORPORATION

Date: December 2, 2016	By:	/s/ Joseph Segelman
Joseph Segelman, Chief Executive Officer